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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the captions "Experts"
in the Form SB-2 Registration Statement (No. 333-      ) pertaining to Thrift
Management, Inc. and to the incorporation therein of our report dated February 21, 2000, except for Note 11 which is as of March 21, 2000, with respect to the consolidated financial statements of Thrift Management, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 26, 1999, filed with the Securities and Exchange Commission.


/s/ Berkowitz, Dick, Pollack, & Brant LLP


Miami, Florida
April 14, 2000